UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2016

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 27, 2016, Alcoa Inc. (the “Company” or the “Registrant”) issued a press release announcing that it plans to effect a reverse stock split of its common stock, par value $1.00 per share (the “common stock”), at a reverse stock split ratio of one-for-three and a proportionate reduction in the number of authorized shares of its common stock from 1,800,000,000 to 600,000,000. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 27, 2016, the Company filed with the U.S. Securities Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A which includes additional information about the reverse stock split and authorized share reduction, in connection with the special meeting of shareholders to be held for shareholders to vote on the reverse stock split and authorized share reduction (the “Special Meeting”). Holders of Alcoa common stock as of the close of business on August 3, 2016 will be entitled to notice of and to vote at the Special Meeting, which is scheduled to be held on October 5, 2016. The preliminary proxy statement is available on the SEC’s website at www.sec.gov.

While the Company intends to effect the reverse stock split and authorized share reduction, subject to market and other customary conditions, including shareholder approval, there can be no assurance that the reverse stock split and authorized share reduction will be consummated or that either will achieve its intended effects. The Company reserves the right, in its discretion, to abandon the reverse stock split and authorized share reduction at any time prior to filing the applicable articles of amendment in the Pennsylvania Department of State.

Important Information about the Reverse Stock Split Proposal

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to Alcoa’s shareholders at its special meeting seeking approval to effect a reverse stock split and a reduction in the number of authorized shares of its common stock (the “Reverse Split Proposal”). In connection with the Reverse Split Proposal, Alcoa has filed a preliminary proxy statement on Schedule 14A with the SEC. Shareholders are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the definitive proxy statement, because they will contain important information about the Reverse Split Proposal.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC when available at Alcoa’s website, www.alcoa.com. You also may read and copy any reports, statements and other information filed by Alcoa with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Alcoa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Alcoa’s shareholders in respect of the Reverse Split Proposal. Information about the directors and executive officers of Alcoa is set forth in Alcoa’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2016. Investors may obtain additional information regarding the interests of Alcoa and its directors and executive officers in the Reverse Split Proposal by reading the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the special meeting.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,”

“expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements about the reverse stock split, authorized share reduction and special meeting. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to the possibility that shareholder approval for the reverse stock split and authorized share reduction will not be obtained and the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2015, and other reports filed with the SEC. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits

Exhibit

Number	Description

99.1	Press release, dated July 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Audrey Strauss
Name:	Audrey Strauss
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: July 27, 2016

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press release, dated July 27, 2016